UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 16, 2026

QNB Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-17706	23-2318082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 North Third Street, P.O. Box 9005, Quakertown, PA 18951-9005

(Address of principal executive offices, including zip code)

(215) 538-5600

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	QNBC	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Other Events.

Following the underwritten public offering by QNB Corp. (the “Company”) of approximately 1.2 million shares of its common stock in August 2026, the Company is updating certain information concerning the beneficial ownership of its common stock by each director, each named executive officer, each holder of more than 5% of its common stock and all directors and named executive officers as a group as of September 30, 2026 to reflect this offering.

BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)
Autumn R. Bayles	3,312		*
Laurie Bergman	2,192		*
Randy S. Bimes	268,683	(3)	4.30%
Kenneth F. Brown, Jr.	151,492	(4)	2.43%
Christopher T. Cattie	13,551	(5)	*
Courtney L. Covelens	10,180	(6)	*
David W. Freeman	39,713	(7)	*
Gerald E. Gorski	1,065		*
Kevin L. Johnson	20,124	(8)	*
Jeffrey Lehocky	8,467	(9)	*
Joseph W. Major	73,714	(10)	1.18%
Jennifer L. Mann	10,528		*
Christina S. McDonald	4,386	(11)	*
Scott G. Orzehoski	21,795	(12)	*
Ranajoy Ray-Chaudhuri	2,192		*
Randall E. Stauffer	1,020		*
Scott R. Stevenson	2,628		*
Current Directors, Nominees & Executive Officers as a Group (17 persons)	635,042	(13)	10.17%
* Less than 1.00%

(1)

The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the rules of the SEC and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities as to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after September 30, 2026. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Numbers are rounded to the nearest one-hundredth percent.
(3)	Includes 233,726 shares owned jointly by Dr. Bimes with his wife.
(4)	Includes 148,336 shares owned jointly by Mr. Brown with his wife.
(5)	Includes 7,660 options.
(6)	Includes 5,160 options.
(7)	Includes 3,500 options.
(8)	Includes 15,849 shares owned jointly by Mr. Johnson with his wife.
(9)	Includes 2,540 options.
(10)	Includes 36,176 shares owned jointly by Mr. Major with his wife and 2,750 shares owned by his wife.
(11)	Includes 2,660 options.
(12)	Includes 4,203 options.
(13)	The percentage ownership calculation is based upon an aggregate of 6,218,251 shares outstanding and the 25,723 options in the aggregate which are exercisable within 60 days of the record date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the names of each person who, directly or indirectly, are known to QNB’s management to be the beneficial owners of at least 5% of QNB's outstanding common stock as of September 30, 2026. To our knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the voting power of QNB’s common stock.

Name and Address of Beneficial Owner		Number of Shares Owned	Percentage of Class (1)
Mark T, Lynch 2900 Wayland Road Berwyn, PA 19312	(2)	334,159	5.37%
Fourthstone LLC 575 Maryville Centre Dr., Suite 110 St. Louis, MO 63141	(3)	346,290	5.57%

(1)	The percentage ownership calculation is based upon an aggregate of 6,218,215 shares outstanding, and numbers are rounded to the nearest one-hundredth percent.
(2)	Information about Mr. Lynch is derived from Amendment No. 3 its Schedule 13G/A filed with the SEC on February 8, 2024.
(3)

Information about Fourthstone LLC and certain of its affiliates, including Fourthstone Master Opportunity Fund Ltd, Fourthstone GP LLC, Fourthstone QP Opportunity Fund LP, Fourthstone Small-Cap Financials Fund LP and L. Phillip Stone, IV, is derived from Amendment No. 2 to its Schedule 13G filed with the SEC on August 14, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

D

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QNB Corp.

By:	/s/ Jeffrey Lehocky
Jeffrey Lehocky
Chief Financial Officer

Dated: October 16, 2026